                                                                  Exhibit 11.1

                      REUTER MANUFACTURING AND SUBSIDIARIES
                DETAIL COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                           Year Ended              Year Ended
                                                                         December 31, 1996     December 31, 1995
                                                                         -----------------     -----------------
 Income (loss) from continuing operations                                      749,572               (609,605)

 Discontinued Operations:
   Loss from discontinued operations                                                               (2,157,940)
   Extraordinary item - gain on debt restructuring (Note 6)                  7,249,018
                                                                           -----------           -------------
   Net income (loss)                                                       $ 7,998,590           $ (2,767,545)
                                                                           -----------           -------------
                                                                           -----------           -------------
 Net income (loss) per common and common equivalent share:
   Primary:
      Income (loss) from continuing operations                             $       .22           $       (.19)

 Discontinued Operations:
   Loss from discontinued operations                                                                     (.68)
                                                                           -----------           -------------
   Extraordinary item - gain on debt restructuring (Note 6)                       2.14
                                                                           -----------           -------------
   Net income (loss) per common and common equivalent share                $      2.36           $       (.87)
                                                                           -----------           -------------
                                                                           -----------           -------------
 Primary:
   Weighted average number of common shares outstanding during the year      3,203,227              3,191,520

   Add common equivalent shares relating to outstanding options to
   purchase common stock using the treasury stock method                       181,299
                                                                           -----------           -------------
   Weighted average number of common and common equivalent shares
   outstanding                                                               3,384,526              3,191,520
                                                                           -----------           -------------
                                                                           -----------           -------------
 Fully Diluted:
   Weighted average number of common shares outstanding during the year      3,203,227              3,191,520

   Add common equivalent shares relating to outstanding options to
   purchase common stock using the treasury stock method                       258,264

   Add dilutive impact of the exercise of the contingent stock purchase
   warrant which was granted to Sanwa in 1996                                1,780,784
                                                                           -----------           -------------
   Weighted average number of common and common equivalent shares
   outstanding                                                               5,242,275              3,191,520
                                                                           -----------           -------------
                                                                           -----------           -------------